Exhibit 99.1

Sigma Labs Announces Temporary Trading Symbol

SANTA FE, N.M. – March 21, 2016 – Sigma Labs, Inc. (OTCQB: SGLB) (“Sigma Labs” or the “Company”), a developer of advanced, in process, non-destructive quality inspection systems for metal-based additive manufacturing (“AM”) and other advanced manufacturing technologies, today announced that the reverse stock split previously announced took effect as anticipated on March 17, 2016 and that the Company’s stock is temporarily trading under the ticker “SGLBD.” After 20 business days following the effective date of the stock split, Sigma Labs' ticker symbol will revert to "SGLB." Investors can direct any questions concerning the reverse stock split to a broker or the Company's transfer agent, Interwest Stock Transfer, at (801) 272-9294.

Following the stock split, each 100 shares of the Company's issued and outstanding common stock were automatically converted into one issued and outstanding share of the Company's common stock. The reverse stock split affected all issued and outstanding shares of the Company's common stock as well as common stock underlying stock options and warrants outstanding immediately prior to the effective date of the stock split.

About Sigma Labs, Inc.

Sigma Labs, Inc. develops and engineers advanced, in-process, non-destructive quality inspection systems for commercial firms worldwide seeking productive solutions for metal-based additive manufacturing or 3D printing, and other advanced manufacturing technologies.  For more information please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often contain words such as "expects," "anticipates," "intends," "believes" or "will." These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could adversely affect us, including the risks set forth in Sigma's most recent annual report on Form 10-K. The forward-looking statements in this press release are made only as of the date of this press release. Sigma undertakes no obligation to update any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Chris Witty

cwitty@darrowir.com

646-438-9385